                                                                    EXHIBIT 10.3
     HOCROFT ASSOCIATES,


                                   Landlord,

           and


     DSET CORPORATION,

                                    Tenant


________________________________________________________________________________

                                     LEASE

________________________________________________________________________________


BUILDING:
1011 ROUTE 22
BRIDGEWATER, NJ

                               TABLE OF CONTENTS

ARTICLE                                                                  PAGE
-------                                                                  ----
  1  Demise                                                                 1
  2  Term, Improvements                                                     1
  3  Basic Rent                                                             3
  4  Use and Occupancy                                                      4
  5  Care and Repair of Premises                                            4
  6  Alterations, Additions or Improvements                                 5
  7  Activities Increasing Fire Insurance Rates                             5
  8  Abandonment                                                            5
  9  Assignment and Sublease                                                6
 10  Compliance with Rules and Regulations                                  7
 11  Damages to Building/Waiver or Subrogation                              7
 12  Eminent Domain                                                         8
 13  Insolvency of Tenant                                                   8
 14  Default of Tenant                                                      8
 15  Landlord's Remedies on Default                                         9
 16  Deficiency                                                            12
 17  Subordination of Lease                                                13
 18  Security Deposit                                                      14
 19  Right to Cure Tenant's Breach                                         15
 20  Mechanic's Liens                                                      15
 21  Right to Inspect and Repair                                           15
 22  Services Provided by Landlord/Landlord's Exculpation                  16
 23  Electricity                                                           17
 24  Additional Rent                                                       18
 25  Interruption of Services or Use                                       21
 26  Tenant's Estoppel                                                     21
 27  Holdover Tenancy                                                      22
 28  HVAC System                                                           22
 29  Right to Show Premises/Right to Relocate Premises                     22
 30  Waiver of Trial by Jury                                               22
 31  Late Charge                                                           23
 32  No Other Representations                                              23
 33  Quiet Enjoyment                                                       23
 34  Tenant's Insurance                                                    23
 35  Paragraph Headings                                                    23
 36  Applicability to Heirs and Assigns                                    23

                               TABLE OF CONTENTS

ARTICLE                                                                  PAGE
-------                                                                  ----
 37  Parking Spaces                                                        24
 38  Landlord's Liability for Loss of Property                             24
 39  Broker                                                                24
 40  Personal Liability                                                    24
 41  No Option                                                             24
 42  Definitions                                                           24
 43  General Provisions                                                    25
 44  Notices                                                               26
 45  Tenant's Indemnification                                              26
 46  After-Hours Use                                                       26
 47  Renewal Option                                                        27
 48  Signs                                                                 28
 49  Submission Not Binding                                                28
     Signatures                                                            28
     Performance by Lessee                                                 29

                                    EXHIBITS
                                    --------

     Exhibit A-I                      -       Demised Premises

     Exhibit A-2                      -       Description of Land

     Exhibit B                        -       Estoppel Certificate

     Exhibit C                        -       Rules and Regulations

     Exhibit D                        -       Building Standard

     Exhibit E                        -       Cleaning Specifications

     Exhibit F                        -       Building Holiday Schedule

     Exhibit G                        -       Confirmation of Lease
                                              Commencement Date

          LEASE, made the 20th day of November, 1995, between HOCROFT ASSOCIATES (hereinafter referred to as "Landlord"), whose mailing address is P.O. Box 6872, 981 Route 22, Bridgewater, New Jersey, and DSET CORPORATION, a New Jersey corporation, hereinafter referred to as "Tenant") having an office at 1011 Route 22, Bridgewater, New Jersey 08807.

                                  WITNESSETH:

          For and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Landlord and Tenant agree as follows:

     1.  DESCRIPTION. Landlord hereby leases to Tenant, and Tenant hereby hires
         -----------
from Landlord, space on the 1st and second floors (hereinafter called "Demised Premises" or "Premises") which includes an allocable share of the common facilities, as shown on the plan or plans, initialed by the parties hereto, marked "Exhibit A-1" attached hereto and made part of this Lease in the building located at 1011 Route 22, Bridgewater, New Jersey (hereinafter called the "Building") which is situated on that certain parcel or land (hereinafter called "Office Building Area") as described on "Exhibit A-2" attached hereto and made part of this lease, together with the right to use in common with other tenants of the Building, their invitees, customers and employees, those public areas of the common facilities as hereinafter defined. For the purposes of this Lease, the rentable square footage of the Demised Premises shall be deemed to be 15,857.

     2.  TERM, IMPROVEMENTS. (A) The term of this lease shall be as follows:
         ------------------

     (a) Space A: for the demise of 5,763 square feet on the second floor, the lease term shall be for the period beginning December 15, 1995 and terminating at Midnight, May 31, 1999;

     (b) Space B: for the demise of 7,420 square feet on the first floor, the lease term shall be for the period beginning March 1, 1996 and terminating at Midnight, May 31, 1999; and

     (c) Space C: for the demise of 2,674 square feet on the first floor, the lease term shall be for the period beginning September 1 , 1996, and terminating at Midnight on May 31, 1999.

Promptly following possession of the Premises, a memorandum in the form of Exhibit "G" will be signed by Tenant.

          (B) If Landlord shall be unable to give possession of the Premises on the Commencement Date because the Premises have not been sufficiently completed to make the Premises ready for occupancy or because of any other reason whatsoever, Landlord shall not be subject to any liability for such failure. Under such circumstances, the rent reserved and covenanted to be paid herein shall not commence until the possession of the Premises is given (provided Tenant is not responsible for inability to obtain possession). No such failure to give possession on the Commencement Date shall in any wise affect the validity of this Lease or the obligations of Tenant hereunder, nor shall same be construed in any wise to extend the term of this Lease, and the Commencement Date shall be deemed to be postponed until the date Premises are available for Tenant's occupancy.

          (C) The second (2nd) floor Premises ("Space A") shall be prepared for Tenant's occupancy by Landlord ("Initial Installations") in accordance with Building Standard, hereinafter defined, and with Tenant's plans and specifications therefor (Tenant's Plans). Tenant's Plans shall be submitted to Landlord within ten (10) days of the execution hereof, shall be prepared by Rotwein & Blake, AIA, the architect for the Building, at Landlord's sole cost and expense, and shall be subject to Landlord's approval, which shall not be withheld or delayed unreasonably.

          The 7,420 square foot portion of the Premises on the first (1st) floor (Space B) shall have two (2) rooms, as determined by the Tenant, repainted and all of the carpet in said unit shall be cleaned by Landlord.

          (D) Attached hereto as Exhibit D is a listing of the Initial Installations and performance specifications to be made and furnished by Landlord ("Building Standard") at Landlord's expense, except as otherwise noted tberein in respect of specific items. To the extent that the Tenant's Plans shall call for work or materials or performance specifications not shown in Exhibit D, such work or materials or performance specifications shall be paid for by Tenant at a cost to be agreed upon by Landlord and Tenant.

          (E) The Premises shall be deemed ready for occupancy on the date on which the Initial Installations shall have been substantially completed; and the same shall be deemed substantially completed not withstanding the fact that minor or insubstanstial details of construction, mechanical adjustment or decoration remain to be performed, the non-completion of which do not materially interfere with Tenant's use of the Premises. If the substantial completion of the Initial Installations shall be delayed due to (a) any act on omission of Tenant or any of its employees, agents, or contractors (including, but not limited to, (i) any delays due to changes in or additions to the Initial Installations, or (ii) any delays by Tenant in the submission of plans, drawings, specifications or other information or in approving any working drawings or estimates or in giving any authorizations or approvals), or (b) any additional time needed for the completion of the Initial Installations because of Tenant's request for materials, finishes or installations other than Building Standard, then the Premises shall be deemed ready for occupancy on the date when they would have been ready but for such delay.

          (F) Tenant may at its own expense select and employ its own contractors for finishing work provided:

     (i) Tenant advises Landlord in writing of its intention so to do prior to commencement of any such work,

    (ii) the contractors and sub-contractors employed by Tenant shall have been previously approved by Landlord,

   (iii) Tenant and its contractors shall be responsible for the removal of waste and debris resulting from the performance of tenant's work and Landlord shall not be responsible for the coordination of the work of Landlord's contractors with the work of Tenant's contractors,

    (iv) Tenant and its contractors shall be restricted to those areas of the building necessary to perform the work and shall not interfere with or otherwise restrict all other Tenants access to common areas of the building. Common areas should be protected by the use of mats, paper, guards and cardboard during construction,

     (v) Prior to commencement of tenant's work, Tenant shall obtain and maintain at its expense, Workmen's Compensation and Bodily Injury and Property Damage Public Liability Insurance in amounts and with companies reasonably satisfactory to Landlord, and shall submit certificates as evidence thereof to Landlord naming Landlord as an additional insured,

    (vi) Landlord shall afford Tenant access to the Premises, at reasonable times prior to the Commencement Date and at Tenant's sole risk and expense, for the purposes of inspecting the performance of the work being done by Landlord and of making preparations for and performing or inspecting the performance of tenant's work.

          (G) If the whole of the Premises shall not be ready for occupancy at approximately the same time, Tenant may, with the written consent of Landlord, take possession of any part or parts of the Premises before the Commencement Date, provided that a Certificate of Occupancy shall have been obtained for the part or parts of the Premises in respect of which Tenant desires to take possession. Tenant shall be deemed to have taken possession of a part of the Premises (herein called "actual possession") when any personnel of Tenant or anyone claiming under or through Tenant shall first occupy such part for the conduct of business. Tenant's actual possession of any part or parts of the Premises prior to the Commencement Date shall be subject to all of the obligations of this Lease, including the payment of rent.

     3.  BASIC RENT. (a) The Tenant shall pay to the Landlord during the term
         ----------
basic rent in the amount of $770,983. 13, (herein "Rent" or "Basic Rent") payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The basic rent shall be payable in advance on the first day of each calendar month in monthly installments as follows:

     (a) for the period December 15, 1995 through December 31, 1995, the sum of $3,608.88;

     (b) for the period January 1, 1996 through February 29, 1996, the sum of $7,203.75 per month for Space A noted in Article 2 hereof;

     (c) for the period March 1, 1996 thorough August 31, 1996, the sum of $16,478.75 per month, for Space A and Space B noted in Article 2 hereof;

     (d) for the period September 1, 1996 through May 31, 1999, the sum of $19,821.25 per month for Space A, Space B and Space C noted in Article 2 hereof,

     except that a proportionately lesser sum shall be paid for the first and last months of the term of this lease if the term commences on a day other than the first day of the month, in accordance with the provisions of this Lease herein set forth. Landlord acknowledges receipt from Tenant of the sum of $3,601.88 by check, subject to collection, for the basic rent for the period December 15, 1995 through December 31, 1995 of the lease term. Tenant shall pay basic rent, and any additional rent as hereinafter provided, to Landlord at Landlord's above stated address, or at such other place as Landlord may designate in writing, without demand and without counterclaim, deduction or setoff.

     4.   USE AND OCCUPANCY. (a) Tenant shall use and occupy the Premises as
          -----------------
general offices and for no other purpose.

          (b) Tenant acknowledges that it is required to comply with the requirements of Title III of the Americans with Disabilities Act ("ADA") with respect to non-structural elements in the Tenant's Premises and Tenant's activities in the building. Tenant hereby agrees to indemnify and save the Landlord harmless for all costs of any kind incurred by the Landlord resulting from Tenant's failure to comply with the provisions of Title III of the Americans with Disabilities Act.

          (c) Within ten (10) days after receipt, Landlord and Tenant shall advise the other party in writing, and provide the other with copies of (as applicable), any notices alleging violation of the Americans with Disabilities Act of 1990 ("ADA") relating to any portion of the Property or of the Premises; any claims made or threatened in writing regarding noncompliance with the ADA and relating to any portion of the Property or of the Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Property or the Premises.

     5.   CARE AND REPAIR OF PREMISES. Tenant shall.: (i) commit no act of waste
          ---------------------------
and shall take good care of the Premises and the fixtures and appurtenances therein: (ii) procure, at its expense, all permits and licenses to operate its business in the Premises, other than the Certificate of Occupancy; (iii) comply with the provisions of any grant, lease or mortgage to which this Lease is subordinate; and (iv) in the use and occupancy of the Premises, conform to all laws, orders and regulations of the federal, state and municipal government or any of their departments. Landlord shall make all necessary repairs to the Premises, except as may be required by the provisions of 4(b) above, and except where the repair has been made necessary by misuse or neglect by Tenant or Tenant's agents, servants, visitors or licensees, in which event

Landlord shall nevertheless make the repair but Tenant shall pay to Landlord, as additional rent, immediately upon demand, the costs therefor. All fixtures, carpeting, partitions, improvements and appurtenances attached to or built into the Premises at the commencement of or during the term of this Lease shall be and remain a part of the Premises, shall be deemed the property of the Landlord and shall not be removed by Tenant, except as provided in the next succeeding sentence or unless Landlord otherwise elects with respect to any of said property in the Premises (which election shall be made by giving a notice to Tenant not less than 5 days prior to the expiration date of the Lease term or within 30 days after an earlier termination date of this Lease). All furniture, movable partitions, business and trade fixtures, machinery and equipment, which can be removed without structural damage to the Building, and all other items of property as to which Landlord makes the election specified in the immediately preceding sentence (herein collectively called "Tenant's Property"), shall be and shall remain the property of Tenant. At or before the expiration of this Lease, or on the date of any earlier termination of this Lease, Tenant, at its expense, shall remove from the Premises all of Tenant's Property and Tenant shall surrender the Premises broom clean, and in good order, condition and repair, or pay the costs of repairing any damage to the Premises or the Building resulting from any installation and/or removal of Tenant's Property. Tenant shall be responsible for all consequential damages to Landlord as a result of Tenant's failure to surrender the Premises in accordance with this Lease, and this clause shall survive the termination of the Lease. Any other items of Tenant's Property which shall remain in the Premises after the expiration date of this Lease, or after a period of 3 days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine at Tenant's expense. Landlord may have any such property stored at Tenant's risk and expense. If the Premises be not surrendered on the last day of the term hereof or on any earlier termination date, Tenant hereby agrees to indemnify Landlord against all losses, damages and liabilities which may arise from said failure by Tenant to surrender the premises, including, without limitation, claims made by any succeeding tenant founded on such delay.

     6.  ALTERATIONS, ADDITIONS OR IMPROVEMENTS. (a) Tenant shall not, without
         --------------------------------------
first obtaining the written consent of Landlord, make any alterations, additions or improvements in, to or about the Premises, including, but not limited to, electrical, mechanical and plumbing systems.

        (b) Should the Tenant wish to undertake any improvements referred to in
(a) he shall conform to the provisions of paragraph 2(F) above.

     7.  ACTIVITIES INCREASING FIRE INSURANCE RATES. Tenant shall not do or
         ------------------------------------------
suffer anything to be done on the Premises which will increase the rate of fire insurance on the Building.

     8.  ABANDONMENT. Tenant shall not, without first obtaining the written
         -----------
consent of Landlord, abandon the Premises or allow the Premises to become vacant or deserted.

     9.  ASSIGNMENT AND SUBLEASE. Tenant may assign or sublease the within Lease
         -----------------------
to any party subject to the following:

     (A) In the event Tenant desires to sublet or assign the Demised Premises in all or part, Tenant shall notify Landlord in writing of its intent and the terms under which it intends to offer the space. In said notice, Tenant shall inquire of the Landlord of the terms under which it is then marketing office space and shall not offer its premises for sublet or assignment, either directly or through a real estate broker, under such terms and conditions that are less or substantially different from those under which the Landlord is then marketing vacant office space.

     (B) In the event that the Tenant desires to sublease or assign the Premises, or any part thereof, to any other party, a copy of the proposed instrument effecting said sublease or assignment shall be delivered to the Landlord at least 30 days prior to the effective date of any such sublease or assignment.

     (C) Prior to such effective date of any such sublease or assignment, the Landlord shall have the option, exercisable in writing to the Tenant, to recapture the within Lease so that such prospective subtenant or assignee shall then become the sole tenant of Landlord hereunder, or alternatively to recapture that part of the premises which is subject of the proposed assignment or sublet and the within Tenant shall be fully released from any and all obligations hereunder with regard to said recaptured space. In the event Landlord recaptures the space to effect a lease with the prospective subtenant or assignee, Tenant shall assume any brokerage in connection therewith.

     (D) In the event that the Landlord elects not to recapture the lease or space as hereinabove provided, the Tenant may nevertheless assign this Lease or sublet the whole or any portion of the Premises, subject to Landlord's prior written consent, which consent shall not be unreasonably withheld, on the basis of the following terms and conditions:

     (1) The Tenant shall provide to the Landlord the name and address of the prospective assignee or subtenant, which prospective assignee or subtenant shall be an entity of financial standing satisfactory to Landlord and whose business shall be of a character consistent with the business of the other tenants in the office complex of which the Building is a part.

     (2) The assignee or subtenant shall assume, by written instrument acceptable to Landlord, all of the obligations of this Lease, and a copy of such assumption agreement shall be furnished to the Landlord at least 10 days prior to its effective date.

     (3) The Tenant and each assignee shall be and remain liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of rent reserved herein, through the entire term of this Lease.

     (4) The Tenant shall promptly pay to Landlord any consideration received for any assignment or sublet, plus all of the rent, as and when received, in excess of the rent required to be paid by Tenant hereunder for the area assigned or sublet.

     (5) In any event, the acceptance by the Landlord of any rent from the assignee of from any of the subtenants or the failure of the Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein shall not release the Tenant herein, nor any assignee assuming this lease, from any and all of the obligations herein during and for the entire term of this Lease.

     (E) Any sublet or assignment to an affiliated company shall not be subject to the provisions of subsections (A) or (B)(4) hereof and shall not require Landlord's prior written consent, but all other provisions of this Paragraph shall apply.

     (F) Landlord's consent to one assignment or sublease will not waive the requirement of obtaining the Landlord's consent to any subsequent assignment or sublease.

     10. COMPLIANCE WITH RULES AND REGULATIONS. Tenant shall observe and comply
         -------------------------------------
with the rules and regulations hereinafter set forth in Exhibit C attached hereto and made a part hereof and with such further reasonable rules and regulations as Landlord may prescribe, on written notice to the Tenant, for the safety, care and cleanliness of the Building and the comfort, quiet and convenience of other occupants of the Building. Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance. Landlord shall not be responsible to Tenant for the noncompliance or breach by any other tenant of any of said rules and regulations.

     11. DAMAGES TO BUILDING/WAIVER OF SUBROGATION. If the Building is damaged
         -----------------------------------------
by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed twenty-five (25%) percent of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, then Landlord may, no later than the sixtieth
(60th) day following the damage, give Tenant a notice of Landlord's election to terminate this Lease, or if the cost of restoration will equal or exceed fifty (50%) percent of such replacement value and if the Premises shall not be reasonably usable for the purpose for which they are leased hereunder, then Tenant may, no later than the sixtieth (60th) day following the damage, give Landlord a notice of election to terminate this Lease. In either said event of election, this Lease shall be deemed to terminate on the thirtieth (30th) day after the giving of said notice, and Tenant shall surrender possession of the Premises within a reasonable time thereafter, and the basic rent, and any additional rent, shall be apportioned as of the date of said surrender and any basic or additional rent paid for any period beyond said date shall be repaid to Tenant. If the cost of restoration as estimated by Landlord shall amount to less than twenty-five (25%) percent of said replacement value of the Building, or if, despite the cost, Landlord does not elect to terminate this Lease, Landlord shall restore the Building and the Premises with reasonable promptness, subject to force majeure, and Tenant shall have no right to terminate this Lease. Landlord need not restore fixtures and improvements owned by Tenant.

     In any case in which use of the Premises is affected by any damage to the Building, there shall be either an abatement or an equitable reduction in basic rent depending on the period for which and the extent to which the Premises are not reasonably usable for the purpose for which they are leased hereunder. The words "restoration" and "restore" as used in this Paragraph 11 shall include repairs. If the damage results from the fault of the Tenant, or Tenant's agents, servants, visitors or licensees, Tenant shall not be entitled to any abatement or reduction in basic rent.

     12.  EMINENT DOMAIN. If Tenant's use of the Premises is materially
          --------------
affected due to the taking by eminent domain of (a) the Premises or any part thereof or any estate therein; or (b) any other part of the Building then, in either event, this Lease shall terminate on the date when title vests pursuant to such taking. The rent, and any additional rent, shall be apportioned as of said termination date and any basic and additional rent paid for any period beyond said date shall be repaid to Tenant. Tenant shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Tenant may file a separate claim for any taking of fixtures and improvements owned by Tenant which have not become the Landlord's property, and for moving expenses, provided the same shall in no way affect or diminish Landlord's award. In the event of a partial taking which does not effect a termination of this Lease but does deprive Tenant of the use of a portion of the Demised Premises, there shall either be an abatement or an equitable reduction of the basic rent and additional rent, and an equitable adjustment reducing the Base Costs as hereinafter defined depending on the period for which and the extent to which the Premises so taken are not reasonably usable for the purpose for which they are leased hereunder.

     13.  INSOLVENCY OF TENANT. Either (a) the appointment of a receiver to
          --------------------
take possession of all or substantially all of the assets of Tenant, or (b) a general assignment by Tenant for the benefit of creditors, or (c) any action taken or suffered by Tenant under any insolvency or bankruptcy act, shall constitute a default of this Lease by Tenant, and Landlord may terminate this Lease forthwith and upon notice of such termination Tenant's right to possession of the Demised Premises shall cease, and Tenant shall then quit and surrender the Premises to Landlord but Tenant shall remain liable as hereinafter provided in Paragraph 15 hereof.

     14.  DEFAULT OF TENANT.
          -----------------

     Any of the following events shall be a default of Tenant: (a) Tenant's default in the payment on the due date of the Basic Rents and/or additional rents and/or any other payment required of Tenant by this Lease, unless Tenant shall cure such default after notice of default within five (5) days after notice of default of such Basic Rent and/or additional rent and/or other payment required of Tenant hereunder;
(b) Tenant's default in the performance of any of the other covenants of Tenant or conditions of this Lease, unless Tenant shall cure such default within fifteen (15) days after notice of such default given by Landlord (or if any such default is of such nature that it cannot be completely cured within such period, then unless Tenant shall commence such curing within fifteen (15) days after notice of such default given by Landlord and shall thereafter proceed with reasonable due diligence and in good faith to cure such default and shall succeed in curing such default within a reasonable period of time, and provided that the existence of such default for more than fifteen (15) days does not, in Landlord's reasonable judgment, itself result in substantial damages to Landlord and place Landlord in risk of substantial damage by such additional time to cure such default); (c) insolvency of Tenant as set forth in Paragraph 13 of this Lease; (d) the sale or attempted sale by or under execution or other legal process of Tenant's leasehold interest hereunder and/or substantially all of Tenant's other assets; (e) the initiation of legal proceedings to effect, or resulting in, the seizure, sequestering or impounding of any of Tenant's goods or chattels used in, or incident to, the operation of the Premises by Tenant;
(f) assignment by operation of law of Tenant's leasehold interest hereunder; (g) any attempt by Tenant to assign the within Lease or sublet the Demised Premises without the express prior written consent of the Landlord; or (h) any act or omission of Tenant constituting an anticipatory breach or of this Lease.

     15.  LANDLORD'S REMEDIES ON DEFAULT.
          ------------------------------

     Upon any default of Tenant as set forth in Paragraph 13 or Paragraph 14 of this Lease, Landlord, at Landlord's sole option, may elect and enforce any one of the remedies hereinafter provided in this Paragraph 15, provided, however, that Landlord may, at Landlord's sole option, elect and enforce multiple remedies from among those remedies hereinafter provided to the extent such remedies are not inconsistent and are not legally mutually exclusive and to the extent Landlord, in Landlord's reasonable judgment, deem the enforcement of such multiple remedies necessary or appropriate to indemnify and make Landlord whole from any loss or damage as a result of the default or defaults of Tenant; and provided further that Landlord, at Landlord's sole discretion, may successively elect and enforce any number of the remedies hereinafter provided to the extent that Landlord, in Landlord's reasonable judgment, deems necessary or appropriate to indemnify and make Landlord whole from any loss or damage as a result of the default or defaults of Tenant:

     (a)  Termination and Tenant's Liabilities. Landlord shall have the right to
          ------------------------------------
     terminate this Lease forthwith, and upon notice of such termination given by Landlord to Tenant in accordance with the notice provisions of this Lease, Tenant's right to possession, use and enjoyment of the Demised Premises shall cease, and Tenant shall immediately quit and surrender the Demised Premises to Landlord, but Tenant shall remain liable to Landlord as hereinafter provided. Upon such termination of this Lease, Landlord may at any time thereafter re-enter and resume possession of the Premises by any lawful means and remove Tenant and/or other occupants and their goods and chattels. In any case where Landlord has recovered possession of the Premises by reason of Tenant's default, Landlord may, at Landlord's option, occupy the Premises or cause the Premises to be redecorated, altered, divided, consolidated with other adjoining premises, or otherwise changed or prepared for reletting, and may relet the Premises or any portion thereof prepared for reletting, and may relet the Premises or any part thereof as agent of Tenant or otherwise, for a term or terms to expire prior to, at the same time as, or subsequent to, the original expiration date of this Lease, at Landlord's sole option, and Landlord shall receive the rent therefor. Rent so received shall be applied first to the payment of such expenses as Landlord may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorney's fees, and then to the payment of damages in amounts equal to the rent (basic and additional) and other payments required of Tenant hereunder and to the costs and expenses of performance of the other covenants of Tenant as herein provided. Tenant agrees, in any such case, whether or not Landlord has relet, to pay to Landlord damage equal to the basic and additional rent and other sums herein agreed to be paid by Tenant, less the net proceeds of the reletting, if any, as ascertained from time to time, and the same shall be payable by Tenant on the several rent days above specified. Tenant shall not be entitled to any surplus accruing as a result of any such reletting. In reletting the Premises as aforesaid, Landlord may grant rent concessions, and Tenant shall not be credited therewith. No such reletting shall constitute a surrender and acceptance or be deemed evidenced thereof. If Landlord elects, pursuant hereto, actually to occupy and use the Premises or any part thereof during any part of the balance of the term as originally fixed or since extended, there shall be allowed against Tenant's obligation for rent, other payments and damages as herein defined, during the period of Landlord's occupancy, the reasonable value of such occupancy, equal to in any event the basic and additional rent herein reserved. In no event shall such occupancy by Landlord be construed as a release of Tenant's liability hereunder.

     (b)  Acceleration of the Rents. Landlord shall have the right to declare
          -------------------------
     the entire remaining unpaid Basic Rents and all other then known additional rents and other payments required of Tenant by this Lease for the full balance of the Lease term to be immediately due and payable. Such declaration of acceleration shall be made by notice given by Landlord to Tenant in accordance with the notice provisions of this Lease. Upon notice of declaration of acceleration, Tenant shall immediately pay to Landlord, without further demand or notice, an amount equal to the sum of the entire remaining unpaid Basic Rents provided in Paragraph 3 of this Lease for the entire Lease term, plus the entire remaining balance of all unpaid additional rents provided in Paragraph 24 of this Lease of the entire Lease term to the extent the amount of such additional rents are then known, plus all unpaid other payments required of Tenant by this Lease for the entire Lease term to the extent the amount of such other payments are then known. Upon timely payment of all the sums hereinabove provided in this Subparagraph 15, Tenant shall have the right to continue to possess, occupy and enjoy the Demised Premises for the remaining balance of the Lease term, subject to strict observance by Tenant of all the covenants, conditions and other provisions of this Lease and provided that Lessee has not vacated or abandoned the Premises (except as otherwise provided in Paragraph 8 hereof) and provided that Tenant shall pay when due all additional rents as provided in Paragraph 24 of this Lease and all other payments required of Tenant by this Lease, the amount of which additional rents and other payments were not paid upon the declaration of acceleration pursuant to the hereinabove stated provisions of this Subparagraph 15. Landlord shall have the right to immediately enforce declaration of acceleration as hereinabove provided by means of distress or any legal action. The foregoing notwithstanding, Landlord shall have the right to declare an acceleration and collect upon same and, in addition, to dispossess Tenant and re-enter and take possession of the Premises if Tenant has vacated or abandoned the Premises (except as otherwise provided in Paragraph 8 hereof) or if Landlord is dispossessing and evicting Tenant for the purpose of ultimately reducing Tenant's liabilities under this Lease. In the event Landlord shall declare an acceleration as provided in this Subparagraph 15(b) and the amounts due hereunder shall not be paid forthwith, the Landlord, at Landlord's sole option, may exercise Landlord's right to terminate this Lease as provided in Subparagraph 15(a) hereof, in which event Landlord shall be entitled to the full benefits of, and full endorsement of, Subparagraph 15(a) hereof.

     (c)  Specific Performance of Lease. Landlord shall have the right to
          -----------------------------
     enforce Tenant's specific performance of each and every covenant, condition and other provision of this Lease.

     (d)  Liquidated Damages. In any case where Landlord has recovered
          ------------------
     possession of the Premises by reason of Tenant's default, Landlord may at Landlord's option, and at any time thereafter, and without notice or other action by Landlord, and without prejudice to any other rights or remedies it might have hereunder or at law or equity, become entitled to recover from Tenant, as damages for such default, in addition to such other sums herein agreed to be paid by Tenant, to the date of re-entry, expiration and/or dispossess, an amount equal to the difference between (i) the sum of the Basic Rent and additional rents and other payments reserved in this Lease and required of Tenant hereunder from the date of such default to the date of expiration of the original term demised, and (ii) the then fair and reasonable rental value of the Premises for the same period. Said damages shall become due and payable to Landlord immediately upon such default of this Lease and without regard to whether this Lease be terminated or not; and if this Lease be terminated, without regard to the manner in which it is terminated. In the computation of such damage, the difference between any installments of rent (basic and additional) thereafter becoming due and the fair and reasonable rental value of the Premises for the period for which such installment was payable shall be discounted to the date of such default at the rate of not more than four (4%) percent per annum.

          Landlord's sole obligation to mitigate damages shall be the appointment of a nationally recognized exclusive agent to market the Premises. With the exception of the obligation set forth in the immediately preceding sentence, Tenant hereby waives any rights it may have at law or in equity which may impose upon Landlord any obligation to perform further acts to mitigate its damages resulting from Tenant's default.

     (e)  Waiver of Right of Redemption. Tenant hereby waives all right of
          -----------------------------
     redemption to which Tenant or any person under Tenant might be entitled by any law now or hereafter in force.

     (f)  Other Remedies. Landlord's remedies hereunder are in addition to any
          --------------
     remedy allowed by law or in equity.

     (g)  Non-exclusivity. The remedies set forth above shall be non-exclusive
          --------------
     and the Landlord's election to enforce any remedy shall not be deemed a waiver of any other remedy Landlord may be entitled to hereunder or as allowed by law or in equity.

     16.  DEFICIENCY. In any case where Landlord has recovered possession of the
          ----------
Premises by reason of Tenant's default, Landlord may, at Landlord's option, occupy the Premises or cause the Premises to be redecorated, altered, divided, consolidated with other adjoining premises, or otherwise changed or prepared for reletting, and may relet the Premises or any part thereof as agent of Tenant or otherwise, for a term or terms to expire prior to, at the same time as, or subsequent to, the original expiration date of this Lease, at Landlord's option, and receive the rent therefor. Rent so received shall be applied first to the payment of such expenses as Landlord may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorney's fees, and then to the payment of damages in amounts equal to the rent hereunder and to the costs and expenses of performance of the other covenants of Tenant as herein provided. Tenant agrees, in any such case, whether or not Landlord has relet, to pay to Landlord damages equal to the basic and additional rent and other sums herein agreed to be paid by Tenant, less the net proceeds of the reletting, if any, as ascertained from time to time, and the same shall be payable by Tenant on the several rent days above specified. Tenant shall not be entitled to any surplus accruing as a result of any such reletting. In reletting the Premises as aforesaid, Landlord may grant rent concessions, and Tenant shall not be credited therewith. No such reletting shall constitute a surrender and acceptance or be deemed evidence thereof. If Landlord elects, pursuant hereto, actually to occupy and use the Premises or any part thereof during any part of the balance of the term as originally fixed or since extended, there shall be allowed against Tenant's obligation for rent or damages as herein defined, during the period of Landlord's occupancy the reasonable value of such occupancy, not to exceed in any event the basic and additional rent herein reserved and such occupancy shall not be construed as a release of Tenant's liability hereunder. Landlord shall not be liable in any way whatsoever for its refusal or failure to relet the Premises or any part thereof, and no such refusal or failure to relet shall release or affect Tenant's liability hereunder.

     Alternatively, in any case where Landlord has recovered possession of the Premises by reason of Tenant's default, Landlord may at Landlord's option, and at any time thereafter, and without notice or other action by Landlord, and without prejudice to any other rights or remedies it might have hereunder or at law or equity, become entitled to recover from Tenant, as damages for such breach, in addition to such other sums herein agreed to be paid by Tenant, to the date of re-entry, expiration and/or dispossess an amount equal to the difference between the rent and additional rent reserved in this Lease from the date of such default to the date of expiration of the original term demised and the then fair and reasonable rental value of the Premises for the same period. Said damages shall become due and payable to Landlord immediately upon such breach of this Lease and without regard to whether this Lease be terminated or not, and if this Lease be terminated, without regard to the manner in which it is terminated. In the computation of such damages, the difference between any installments of rent (basic and additional) thereafter becoming due and the fair and reasonable rental value of the Premises for the period for which such installment was payable shall be discounted to the date of such default at the rate of not more than four (4%) percent per annum.

     Tenant hereby waives service of notice of intention to re-enter or to institute legal proceedings to that end and all right of redemption to which Tenant or any person under Tenant might be entitled by any law now or hereafter in force.

     Landlord's sole obligation to mitigate damages shall be the appointment of a nationally recognized exclusive agent to market the Premises. With the exception of the obligation set forth in the immediately preceding sentence, Tenant hereby waives any rights it may have at law or in equity which may impose upon Landlord any obligation to perform further acts to mitigate its damages resulting from Tenant's default.

     Landlord's remedies hereunder are in addition to any remedy allowed by law or equity.


     17.  SUBORDINATION OF LEASE.
          ----------------------

     (A) This Lease is and shall be subject and subordinate in all respects to all present and future ground leases, overriding leases and underlying leases of the Premises, Building or the Office Building Area and to all mortgages and building loan agreements, which may now or hereafter affect the same, to each and every advance made or to be made under such mortgages, and to all renewals, modifications, replacements and consolidations of such mortgages or leases. This
Section 17A shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver any instrument, in recordable form if required, that Landlord, the lessor of any such lease or the holder of any mortgage or any of their respective successors in interest may require to evidence such subordination and Tenant hereby irrevocable constitutes and appoints Landlord attorney-in-fact for Tenant to execute any such instrument for and on behalf of Tenant.

     (B) If any act or omission of Landlord would give Tenant the right to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord and each mortgage and each lessor whose name and address shall previously have been furnished to Tenant, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such mortgagee or lessor shall have become entitled under such mortgage or lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than 30 days following the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy).

     (C) If the holder of a lease or mortgage referred to in Section 17A hereinabove shall succeed to the rights of Landlord under this Lease, then at the request of such party so succeeding to Landlord's rights (herein called "Successor Landlord") Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant and upon all of the terms, conditions and covenants as are set forth in this Lease except that the Successor Landlord shall not be (a) liable for any previous act or omission of Landlord under this Lease; (b) subject to any offset, not expressly provided for in this Lease, which theretofore shall have accrued to Tenant against Landlord; (c) bound by any previous modification of this Lease or by any previous prepayment of more than one month's basic rent, unless such modification or prepayment shall have been expressly approved in writing by the Successor Landlord; or (d) liable for the return of any security deposited under this Lease, unless the same shall have been actually received by such Successor Landlord. Tenant hereby appoints Landlord and/or the Successor Landlord as the attorney-in-fact, irrevocable, of Tenant to execute and deliver any such instrument of attornment for and on behalf of Tenant. Tenant hereby waives the provisions of any present or future statute or rule of law which may give Tenant any right of election to terminate this Lease or to surrender possession of the Premises in the event any mortgage or lease affecting the Building or Office Building Area is in default or is terminated and agrees that this Lease shall not be affected in any way whatsoever by any such default, termination or any proceeding instituted as a result thereof.

     (D) Tenant hereby understands and agrees that this Lease is specifically subject to the approval of the present mortgagee(s) of the Building and Office Building Area. If Landlord fails to obtain said approval(s) within ten (10) business days of the execution date hereof, Landlord shall have the option to render this Lease null and void for all purposes, at which time each party hereunder shall be relieved of any and all obligations specified herein.

     18.  SECURITY DEPOSIT. Prior to the inception of this Lease, Tenant shall
          -----------------
have deposited with Landlord in cash the sum of $19,821.25 to be held by Landlord as security, to be returned to Tenant, without interest, at the termination of this Lease provided there has been no breach of the undertakings of Tenant under this Lease. In no instance shall the amount of such security deposit be considered a measure of liquidated damages. All or any part of the said deposit may be applied by Landlord in total or partial satisfaction of any default by Tenant and said application shall not deprive Landlord of any other rights or remedies Landlord may have nor shall such application by Landlord constitute a waiver by Landlord. If all or any part of the security deposit is applied to an obligation of Tenant hereunder, Tenant agrees to restore the said security deposit to its original amount. It is agreed that should Landlord convey its interest under this Lease, the security deposit may be turned over by Landlord to Landlord's grantee or transferee, and upon any such delivery of the deposit, Tenant hereby releases Landlord herein named of any and all liability with respect to the deposit, its application and return, and Tenant agrees to look solely to such grantee or transferee, and it is further understood that this provision shall also apply to subsequent grantees and transferees.


     19.  RIGHT TO CURE TENANT'S BREACH. If Tenant breaches any covenant
          -----------------------------
or condition of this Lease, Landlord may, on reasonable notice to Tenant (except that no notice need be given in case of emergency), cure such breach at the expense of Tenant and the reasonable amount of all expenses, including attorney's fees, incurred by Landlord in so doing (whether paid by Landlord or not) shall be deemed additional rent payable on demand.

     20.  MECHANIC'S LIENS. Tenant shall, within fifteen (15) days after notice
          ----------------
from Landlord, discharge or satisfy by bonding or otherwise any mechanic's liens for materials or labor claimed to have been furnished to the Premises on Tenant's behalf.

     21.  RIGHT TO INSPECT AND REPAIR.
          ---------------------------

     Landlord may enter the Premises but shall not be obligated to do so (except as required by any specific provision of this Lease) at any reasonable time on reasonable notice to Tenant (except that no notice need be given in case of emergency):

     (a) for the purpose of inspection or the making of such repairs, replacement or addition, in, to, and about the Premises or the Building, as Landlord deems necessary or desirable.

     (b) pursuant to any renovation the tenant may have undertaken pursuant to Exhibit D or otherwise, for the purpose of making such alterations, additions, deletions or replacements as the Landlord deems necessary to satisfy the standard of construction established in Exhibit D and to otherwise maintain the integrity and appearance of the demised premises and Building.

The costs of such repairs, alterations, additions or deletions shall be borne by the tenant and paid forthwith on presentation of an invoice. Tenant shall have no claims or cause of action against Landlord by reason of any action hereof. In no event shall Tenant have any claim against Landlord for interruption to Tenant's business, however occurring.

     22.  SERVICES TO BE PROVIDED BY LANDLORD/LANDLORD'S EXCULPATION.
          ----------------------------------------------------------

     (A) While Tenant is not in default under any of the provisions of this Lease, Landlord agrees to furnish to the extent practicable, except on federal and state legal holidays:

     (i) Cleaning services in accordance with the standard for the Building as determined by the Landlord. In performing such duties the cleaning contractor shall:

          (a) have the right to enter into all parts of the Premises at all reasonable times;

          (b) to use, at Tenant's expense, all light and power in the Premises required to clean the premises

          (c) not be obligated to clean all or any part of the Premises on any day when all or part is used by Tenant's employees after 7:00 P.M.

     (ii) Heating, ventilating and air conditioning (herein "HVAC"), as appropriate for the season and as set forth on Exhibit C, Section C, during "Building Hours" as hereinafter defined.

     (B) Notwithstanding any contained herein, the Tenant agrees to conform to all applicable local, state and federal laws, statutes and provisions and the Landlord's directions and procedures with respect to mandatory recycling:

     (i) All recyclable materials including, but not limited to, the following, shall be separated by the Tenant as follows:

          (a)  Office Paper: newspapers, magazines, computer, stationery,
               ------------
          letterhead, brochures, copy, envelopes, file folders;

          (b)  Aluminium;
               ---------
          (c)  Glass; and
               -----
          (d)  Cardboard: boxes, dividers,
               ---------


     shall be deposited in containers at those location(s) so designated by the Landlord for removal by the cleaning contractor.

     (ii) All non-recyclable material such as plastic, tin, food waste, carbon paper, blueprints, napkins, paper and styrofoam cups, pens, and pencils are likewise to be deposited at those locations and in those containers so designated by the Landlord for removal by the cleaning contractor.

     (iii) The Tenant acknowledges that the procedures and provisions of this mandatory recycling program may change from time to time and agrees to cooperate with the Landlord with respect to further revisions and implementations therein.

     (iv) Failure by the Tenant to comply with the recycling procedures and programs may, in the sole discretion of the Landlord, result in a stoppage of cleaning services, or additional charges to the Tenant incurred by the Landlord necessary to achieve compliance.

     (v) Should any of the services or programs noted hereinbefore increase the Landlord's cost beyond that provided for in Subparagraph (A), then such cost shall be born by the Tenant in accordance with the Additional Rent provision of Paragraph 24.

     (C) Notwithstanding any other provision of this Lease to the contrary, Landlord shall not be liable, under any circumstances, for any interruption to Tenant's business, or for the loss of, or injury to, Tenant or its business, however occurring.

     23.  ELECTRICITY. The cost of electric current which is supplied by the
          -----------
Landlord for use by the Tenant in the Demised Premises, other than for heating or air-conditioning purposes shall be reimbursed monthly to the Landlord at terms, classification and rates normally charged by the public utilities corporation serving that part of the municipality where the subject premises are located.

     (a) If any package heating, ventilation and/or air conditioning unit is installed by Tenant and the electrical costs of operating the same are not within the $1.25 per square foot hereinafter set forth, the installation and operation of any such unit may entail an electrical survey as to the additional electrical costs of operating such unit. The plans for any HVAC package unit will have to be approved by Landlord and Landlord will be reasonable in approving the same; provided, Tenant bears all of the costs for adapting such package unit into the Building's energy management system and all costs of any electrical risers and/or conduits required for the same. Tenant shall be solely responsible for all code compliance, maintenance and repairs of any such package unit Subject to the terms and conditions of Article 24 hereof, Landlord shall furnish electric energy in according with Base Building electrical capacity limited or loan limits for such estimated demand. Included in the Base Rent is the Building's present HVAC electrical operating costs during normal business hours and on business days.

     (b) As long as Tenant is not in default beyond any applicable cure period under any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed, Landlord at Landlord's expense, shall redistribute or furnish electrical energy to or for the use of Tenant in the Premises for the operation of the lighting fixtures and the electrical receptacles. There shall be no specific charge by way of measuring such electrical energy on any meter or otherwise, as the charge for the service of redistributing or furnishing such electrical energy is in addition to the Base Rent at the rate of $1.25 per rentable square foot (the "Tenant Electric Charge"). If either the quantity or character of electrical service is changed by the public utility corporation supplying electrical service to the Building or is no longer available or suitable for Tenant's requirements, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

     If, at any time after the date of this Lease, the rates at which Landlord purchases electrical energy from the public utility corporation supplying electrical service to the Building, fuel pass-along increases or decreases, or any charges incurred or taxes payable by Landlord in connection therewith, shall be increased or decreased, the Tenant Electric Charge shall be increased or decreased, in an annual amount which shall fairly reflect the estimated increase or decrease in the annual cost to Landlord of redistributing or furnishing electrical service to Tenant under the provisions of this Article and (B) hereof. If, within ten (10) days after any such demand, Landlord and Tenant shall fail to agree upon the amount of such increase or decrease, in the Tenant Electric Charge then, in lieu of such agreement, the estimated increase or decrease, in the annual cost to Landlord of redistributing or furnishing electrical service to Tenant hereunder shall be determined finally by an independent electrical engineer selected by Landlord, who shall certify such determination in writing to Landlord and Tenant. Following any such agreement or determination, Landlord and Tenant shall enter into a written supplementary agreement, in form satisfactory to Landlord, modifying this Lease, the Tenant Electric Charge for the remainder of the demised term in an annual amount equal to such estimated increase in the annual cost to Landlord of redistributing or furnishing electrical service to Tenant, as so agreed or determined.

     Any increase or decrease in the Tenant Electric Charge pursuant to the provisions hereof, with respect to the period from the effective date of such increase or decrease to the last day of the month in which such increase or decrease shall be fixed by agreement or determination, shall be payable by Tenant upon demand of Landlord if an increase or credited to Tenant as rental if a decrease.

     24.  ADDITIONAL RENT. It is expressly agreed that Tenant will pay in
          ---------------
addition to the basic rent, provided in Paragraph 3 above, an additional rental to cover Tenant's proportionate share, as hereinafter defined, of the increased cost to Landlord, for each of the categories enumerated herein, over the "Base Period Costs" (as hereinafter defined) for said categories.

     (A)  OPERATING COST ESCALATION. If the operating costs incurred for the
          -------------------------
operation, maintenance and repair of the Building and Office Building Area for any calendar year or proportionate share thereof during the Lease term shall be greater than the Base Operating Costs (adjusted proportionately for periods less than a Lease Year), then Tenant shall pay to Landlord, as additional rent, its proportionate share, as hereinafter defined, of all such excess operating costs. Operating costs shall include, by way of illustration and not of limitation, personal property taxes; management fees, labor, including all wages and salaries; social security taxes, and other taxes which may be levied against Landlord upon such wages and salaries; fees (including legal and accounting fees); interest payments made by Landlord to the holder(s) of the permanent mortgage on the Building in excess of 12% per annum of the principal amount of the mortgage; costs incurred by the Landlord in compliance with Title III of the Americans with Disabilities Act; supplies; repairs and maintenance; maintenance and service contracts; painting; wall and window washing; laundry and towel service; tools and equipment (which are not required to be capitalized for federal income tax purposes); food service (if not otherwise noted); fire and other insurance; trash removal and re-cycling; lawn care; snow removal and all other items properly constituting direct operating costs according to standard accounting practices (hereinafter collectively referred to as the "Operating Costs"), but not including depreciation of Building or equipment; interest, income or excess profits taxes; costs of maintaining the Landlord's corporate existence, if a corporation; franchise taxes; any expenditures required to be capitalized for federal income tax purposes, unless such expenditures are for the purpose of reducing operating costs within the Building and Office Building Area or unless sane are made by reason of the laws and requirements of any public authorities or of insurance agencies. The preceding list is for definitional purposes only and shall not impose any obligation upon Landlord to incur such expenses or provide such service. As used in this Paragraph 24(A), the Base Operating Costs shall be those costs incurred during Calendar Year 1996.

     (B)  FUEL, UTILITIES AND ELECTRIC COST ESCALATION (hereinafter
          --------------------------------------------
"Utility and Energy"). If the Utility and Energy Costs, including any fuel surcharges or adjustments with respect thereto, incurred for water, sewer, other utilities and heating, ventilating and air conditioning for the Building and Office Building Area, for any lease year or proportionate part thereof, during the lease term, shall be greater than the Base Utility and Energy Costs (adjusted proportionately for periods less than a Lease Year), then Tenant shall pay to Landlord as additional rent, its proportionate share, as hereinafter defined, of all such excess Utility and Energy Costs. As used in this Paragraph 24(B), the Base Utility and Energy Costs shall be the Utility and Energy Costs incurred (including fuel surcharges and/or adjustments) during the Calendar Year 1996.

     (C)  TAX ESCALATION. If the Real Estate Taxes for the Building and Office
          --------------
Building Area at which the Demised Premises are located for any Lease Year or proportionate part thereof, during the lease term, shall be greater than the Base Real Estate Taxes (adjusted proportionately for periods less than a Lease
Year), then Tenant shall pay to Landlord as additional rent, its proportionate share, as hereinafter defined, of all such excess Real Estate Taxes.

     As used in this Paragraph 24(C) the words and terms which follow mean and include the following:

     (i) "Base Real Estate Taxes" shall mean those real estate taxes determined by multiplying the lesser of the tax rate in effect between Calendar Year 1996, and the Year in which the

Building is assessed as a fully completed building, times the assessment for the Office Building Area and Building as a fully completed building.

     (ii) "Real Estate Taxes" shall mean the property taxes and assessments imposed upon the Building and the land upon which it stands, or upon the rent, as such, payable to the Landlord. If due to a future change in the method of taxation, any franchise, income or profit tax shall be levied against Landlord in substitution for, or in lieu of, or in addition to, any tax which would otherwise constitute a Real Estate Tax, such franchise, income or profit tax shall be deemed to be a Real Estate Tax for the purposes hereof; conversely, any additional real estate tax hereafter imposed in substitution for, or in lieu of, any franchise, income or profit tax (which is not in substitution for, or in lieu of, or in addition to, a Real Estate Tax as hereinbefore provided) shall not be deemed a Real Estate Tax for the purposes hereof.

     D.  LEASE YEAR. As used in this Paragraph 24, Lease Year shall mean the
         ----------
twelve (12) month period commencing when possession is delivered and each twelve
(12) month period thereafter. Once the base costs are established, in the event any lease period is less than twelve (12) months, then the Base Period Costs for the categories listed above shall be adjusted to equal the proportion that said period bears to twelve (12) months and Tenant shall pay to Landlord as additional rent for such period, an amount equal to Tenant's proportionate share, as hereinafter defined, of the excess for said period over the adjusted base with respect to each of the aforesaid categories.

     E.  PAYMENT. At any time, and from time to time, after the establishment of
         -------
the Base Period Costs for each of the categories referred to above, Landlord shall advise the Tenant in writing of Tenant's proportionate share with respect to each of the categories as estimated for the next twelve (12) month period (and for each succeeding twelve (12) month period or proportionate part thereof if the last period prior to the Lease's termination is less than twelve (12) months) as then known to the Landlord, and thereafter, the Tenant shall pay as additional rent, its proportionate share, as hereinafter defined, of these costs for the then current period affected by such advise (as the same may be periodically revised by Landlord as additional costs are incurred) in equal monthly installments, such new rates being applied to any months for which the rental shall have already been paid which are affected by the Operating Cost Escalation and/or Utility and Energy Cost Escalation, and/or Tax Escalation costs above referred to, as well as the unexpired months of the current period, the adjustment for the then expired months to be made at the payment of the next succeeding monthly rental, all subject to final adjustment at the expiration of each Lease Year as defined in Subparagraph (D) hereof (or proportionate part hereof, if the last period prior to the Lease's termination is less than twelve
(12) months). However, Landlord shall be reimbursed by Tenant monthly during the first year of the lease term for additional Utility and Energy Cost Escalations resulting from an increase in the monthly rate over the Base Utility Rate.

     Notwithstanding anything herein contained to the contrary, in the event the last period prior to the Lease's termination is less than twelve (12) months, the Base Period Costs shall be proportionately reduced to correspond to the duration of said final period.

     (F) BOOKS AND RECORDS. For the protection of Tenant, Landlord shall
         -----------------
maintain books of account which shall be open to Tenant and its representatives, at all reasonable times so that Tenant can determine that such Operating, Utility, Energy and Tax Costs have, in fact, been paid or incurred. Any disagreement with respect to any one or more of said charges if not satisfactorily settled between Landlord and Tenant shall be referred by either party to an independent certified public accountant to be mutually agreed upon, and if such an accountant cannot be agreed upon, the American Arbitration Association may be asked by either party to select an arbitrator, whose decision on the dispute will be final and binding upon both parties, who shall jointly share any cost of such arbitration. Pending resolution of the issue, Tenant shall pay the amount established and billed by Landlord, all subject to final adjustment once the issue is resolved as provided for above. In the event that Tenant elects to audit Landlord's common area operating costs in accordance with this clause, such audit must be conducted by an independent nationally recognized accounting firm that is not being compensated by Tenant on a contingency fee basis.

     25.  INTERRUPTION OF SERVICE OR USE. Interruption or curtailment of any
          ------------------------------
service maintained in the Building or at the Office Building Area, if caused by force majeure, as hereinafter defined, shall not entitle Tenant to any claim against Landlord or to any abatement in rent, and shall not constitute a constructive or partial eviction.

         If the Premises are rendered untenable in whole or in part, for a period of ten (10) consecutive business days, by making of repairs, replacements or additions, other than those made with Tenant's consent or caused by misuse or neglect by Tenant, or Tenant's agents, servants, visitors or licensees, there shall be a proportionate abatement of rent from and after said tenth consecutive business day and continuing for the period of such untenantability. In no event shall Tenant be entitled to claim a constructive eviction from the Premises unless Tenant shall first have notified Landlord in writing of the condition or conditions giving rise thereto, and, if the complaints be justified, unless Landlord shall have failed within a reasonable time, after receipt of such notice to remedy, or commence and proceed with due diligence to remedy, such condition or conditions, all subject to force majeure, as hereinafter defined.

     Any claim, demand, right or, defense by Tenant that arises out of this Lease or the negotiations that preceded this Lease shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within six (6) months after the date of the inaction, omission, event, or action that gave rise to such claim, demand, right, or defense.

     26.  TENANT'S ESTOPPEL. Tenant shall, from time to time, on not less than
          -----------------
ten (10) days' prior written request by Landlord, execute, acknowledge, and deliver to Landlord a written statement substantially as set forth in Exhibit B hereof, certifying that the Lease is unmodified and in full force and effect, or that the Lease is in full force and effect as modified and listing the instruments of modification; the dates to which the rents and charges have been paid; and, whether or not to the best of Tenant's knowledge Landlord is in default hereunder, and if so, specifying the nature of the default. It is intended that any such statement delivered pursuant to this Paragraph 25 may be relied upon by a prospective purchaser of Landlord's interest or mortgagee of Landlord's interest or assignee of any mortgage of Landlord's interest.

     27.  HOLDOVER TENANCY. If Tenant holds possession of the Premises after the
          ----------------
term of this Lease, Tenant shall become a tenant from month to month under the provisions herein provided, but at a monthly basic rental of two hundred (200%) percent of the basic rent for the last month of the term or any renewal term, payable in advance on the first day of each month, and such tenancy shall continue until terminated by Landlord, or until Tenant shall have given to Landlord a written notice at least sixty (60) days prior to the intended date of termination, of intent to terminate such tenancy.

     28.  HVAC SYSTEM. The performance by Landlord of its obligations under
          -----------
Paragraph 21(A) is subject to Tenant's compliance with the conditions of occupancy and connected load established by Landlord. In no event shall Landlord be responsible for the failure of any the HVAC systems if such failure results from the occupancy of the Premises with more than an average of one person for each 100 useable square feet or if Tenant installs and operates machines and appliances, the installed electrical load of which when combined with the load of all lighting fixtures, exceeds six watts per square foot of floor area in any one room or other area. If use of the Premises exceeds the aforementioned occupancy and electrical load criteria, or rearrangement of partitioning after the initial preparation of the Premises, interferes with normal operation of the HVAC System in the Premises or the Building results, necessitating changes in the system servicing the Premises or the Building, such changes shall be made by Landlord upon written notice to Tenant at Tenant's sole cost and expense.

     29.  RIGHT TO SHOW PREMISES/RIGHT TO RELOCATE. Landlord may show the
          ----------------------------------------
Premises to prospective purchasers and mortgagees; and, during the nine (9) months prior to termination of this Lease, to prospective tenants, during business hours on reasonable notice to Tenant. At any time during the term of this Lease, on thirty (30) days prior written notice delivered to Tenant, Landlord shall have the right to relocate Tenant to a different location within the Building, provided Landlord, at its sole cost and expense, finishes the new space in accordance with Tenant's Plans and further, provided that Landlord pays for all relocation expenses incurred by Tenant in moving into a new space. Said relocation shall be accomplished by Landlord with minimal interruption to Tenant's business with no change in the rental rate and Tenant shall have the right to make reasonable changes to its floor plan in order to properly utilize such new space.

     30.  WAIVER OF TRIAL BY JURY. To the extent such waiver is permitted by
          -----------------------
law, the parties waive trial by jury in any action or proceeding brought in connection with this Lease or the Premises.

     31.  LATE CHARGE. Anything in this Lease to the contrary notwithstanding,
          -----------
at Landlord's option, Tenant shall pay a "Late Charge" of five (5%) percent of any installment of rent or additional rent paid more than five (5) days after the due date thereof, to cover the extra expense involved in handling delinquent payments.

     32.  NO OTHER REPRESENTATIONS. No representations or promises shall be
          ------------------------
binding on the parties hereto except those representations and promises contained herein or in some future writing signed by the party making such representation(s) or promise(s).

     33.  QUIET ENJOYMENT. Landlord covenants that if, and so long as, Tenant
          ---------------
pays the rent, and any additional rent as herein provided, and performs the covenants hereof, Landlord shall do nothing to affect Tenant's right to peaceably and quietly have, hold and enjoy the Premises for the term herein mentioned, subject to the provisions of this Lease.

     34.  TENANT'S INSURANCE. Tenant covenants to provide on or before the
          ------------------
Commencement Date a comprehensive policy of general liability insurance, with contractual liability endorsements, naming the Landlord as an additional named insured, insuring Tenant and Landlord against any liability commonly insured against and occasioned by accident resulting from any act or omission on or about the Premises and any appurtenances thereto. Such policy is to be written by an insurance company qualified to do business in the State of New Jersey reasonably satisfactory to Landlord. The policy shall be with limits not less than two million and no/100 ($2,000,000.00) dollars in respect of any one person, in respect of any one accident, and in respect of property damage. Said limits shall be subject to periodic review and Landlord reserves the right to increase said coverage limits, if in the reasonable opinion of Landlord, said coverage becomes inadequate and is less than that commonly maintained by tenants in similar buildings in the area by tenants making similar uses. At least fifteen (15) days prior to the expiration or termination of any policy, the Tenant shall deliver a renewal or replacement policy with proof of the payment of the premium therefor.

     35.  PARAGRAPH HEADINGS. The paragraph headings in this Lease and
          ------------------
position of its provisions are intended for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

     36.  APPLICABILITY TO HEIRS AND ASSIGNS. The provisions of this
          ----------------------------------
Lease shall apply to, bind and inure to the benefit of Landlord and Tenant, and their respective heirs, successors, legal representatives and assigns. It is understood that the term "Landlord" as used in this Lease means only the owner, a mortgagee in possession or a term lessee of the Building, so that in the event of any sale of the Building or of any lease thereof, or if a mortgagee shall take possession of the Premises, the Landlord named herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, the term lessee of the Building, or the mortgagee in possession has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.


     37.  PARKING SPACES. Tenant's occupancy of the Demised Premises shall
          --------------
include the use of eighty (80) parking spaces only, all of which will be unassigned and unpoliced.

     38.  LANDLORD'S LIABILITY FOR LOSS OF PROPERTY. Tenant hereby covenants and
          -----------------------------------------
agrees that all of its property in or about the Premises and Office Building Area shall be left, stored and maintained at its sole risk and Landlord shall not be liable for any loss of property (including loss of use resulting therefrom) from any cause whatsoever, including but not limited to, theft or burglary from the Demised Premises, and Tenant covenants and agrees to make no claim for any such loss at any time.

     39.  BROKER. Tenant represents and warrants to Landlord that Jacobson,
          ------
Goldfarb & Tanzman Associates, L.L.C. is the sole broker with whom Tenant has negotiated in bringing about this Lease and Tenant agrees to indemnify and hold Landlord harmless from any and all claims of other brokers and expenses in connection therewith arising out of in connection with the negotiation of or the entering into this Lease by Landlord and Tenant.

     40.  PERSONAL LIABILITY. Notwithstanding anything to the contrary provided
          ------------------
in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Landlord, that there shall be absolutely no personal liability on the part of the Landlord, its partners, agents, employees, or its or their successors, assigns or any mortgagee in possession (for the purposes of this Paragraph, collectively referred to as "Landlord"), with respect to any of the terms, covenants and conditions of the Lease and with respect to any act, omission or negligence of Landlord, and that Tenant shall look solely to the equity of Landlord in the Building for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord or any act, omission or negligence of Landlord, such exculpation of liability to be absolute and without any exceptions whatsoever.

     41.  NO OPTION. The submission of this Lease Agreement for examination
          ---------
does not constitute a reservation of, or option for, the Premises, and this Lease Agreement becomes effective as a Lease Agreement only upon execution and delivery thereof by Landlord and Tenant.

     42. DEFINITIONS.
         -----------

     (A) PROPORTIONATE SHARE. Tenant's Proportionate Share, wherever that
         -------------------
phrase is used, shall be 28.80%, which the parties agree is the percentage allocated to the Premises as it relates to the Building as a whole is not meant, nor shall it be construed, as a representation by Landlord of the rentable or useable square footage of the Premises.

     Landlord shall also have the right to construct additional buildings in the Office Building Area for such purposes as Landlord may deem appropriate, and subdivide the lands for that purpose if necessary, and upon so doing, the Office Building Area shall become the subdivided lot on which the Building in which the Demised Premises is located. However, if any service provided for in Paragraph 24(A) or any utility provided for in Paragraph 24(B) is separately billed or separately metered within the Building, then the square footage so billed or metered shall be subtracted from the denominator (the Building's total of gross square feet) and the Tenant's Proportionate Share for such service and/or utility shall be separately computed, and the base for such item shall not include any charges attributable to said square footage.

     (B)  COMMON FACILITIES. Common facilities shall mean the non-assigned
          -----------------
parking areas; lobby; elevator(s); fire stairs; public hallways; public lavatories; and all other general Building facilities that service all Building tenants; air conditioning rooms; fan rooms; janitor's closets; electrical closets; telephone closets; elevator shafts and machine rooms; flues; stacks; pipe shafts and vertical ducts with their enclosing walls.

     (C)  FORCE MAJEURE. Force majeure shall mean and include those situations
          -------------
beyond Landlord's control, including by way of example and not by way of limitation, acts of God; accidents; repairs; strikes; shortages of labor, supplies or materials; inclement weather; or where applicable, the passage of time while waiting for an adjustment of insurance proceeds.

     (D)  BUILDING HOURS. As used in this Lease the "Building Hours" shall be
          --------------
Monday through Friday, 8:00 a.m. to 6:00 p.m., excluding federal and state legal holidays.

     43.  GENERAL PROVISIONS. The laws of the State of New Jersey shall govern
          ------------------
the validity, performance and enforcement of this Lease. If any lessor or mortgagee of the Building or Office Building Area shall require any modification(s) of this Lease, Tenant shall, at Landlord's request, promptly execute and deliver to Landlord such instruments effecting such modification(s) as Landlord shall require, provided that such modification(s) do not adversely affect in any material respect any of Tenant's rights hereunder. Any apportionment or proration of basic rent or additional rent to be made under this Lease shall be computed on the basis of a 360 day year, with 12 months of 30 days each. If any provision of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. The failure of either party to insist in any one or more instances upon the strict performance of any one or more provisions of this Lease, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more provisions of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

     Tenant acknowledges and agrees with Landlord that, except as may be expressly set forth elsewhere in this Lease, neither Landlord, nor any employee or Landlord, nor other party claiming to act on Landlord's behalf, has made any representation, warranty, estimation, or promise of any kind or nature whatsoever relating to the physical condition of the Building housing the Premises or the land under the Building, including, by way of example only, the fitness of the Premises for Tenant's intended use or the actual dimensions of the Premises or Building.

     44.  NOTICES. Any notice by either party to the other shall be in writing
          -------
and shall be deemed to have been duly given only if delivered personally or sent by Federal Express or a like service, or by registered mail or certified mail in a postpaid envelope addressed, if to Tenant, at the above described Building; if to Landlord, at Landlord's address as set forth above; or, to either at such address as Tenant or Landlord, respectively, may designate in writing. Notice shall be deemed to have duly given, if delivered personally, on delivery thereof, and if mailed, upon the 3rd day after the mailing thereof.

     45.  TENANT'S INDEMNIFICATION.
          -------------------------

     Anything in this Lease to the contrary notwithstanding, and without limiting the Tenant's obligation to provide insurance pursuant to this Lease, the Tenant covenants and agrees that it will indemnify, defend and save harmless the Landlord against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses ("Damages"), including, without limitation, reasonable attorneys' fees, which may be imposed upon or incurred by Landlord by reason of any of the following occurring during the term of this Lease:

     (i) any matter, cause or thing occurring in Demised Premises or any part thereof;

     (ii) any negligence or willful misconduct on the part of the Tenant or any of its agents, contractors, servants or employees;

     (iii) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease on its part to be performed or complied with.

     Notwithstanding anything to the contrary contained herein, the foregoing indemnification and hold harmless obligations shall not apply where the Damages are covered by Landlord's insurance or where the Damages arise out of the negligence or willful misconduct of Landlord, its agents, servants or employees. The indemnity specified herein shall be insured by Tenant's liability policy required to be maintained by Tenant pursuant to this Lease. Landlord shall promptly notify Tenant of any such claim asserted against it and shall promptly sent to Tenant copies of all papers or legal process served upon it in connection with any action or proceeding brought against Landlord by reason of any such claim.

     Landlord shall indemnify and hold harmless Tenant against and from any liabilities, damages, penalties, claims, costs and expenses, paid, suffered or incurred as a result of a willful breach by Landlord or Landlord's agents or employees of any covenant or condition of this Lease on the part of Landlord to be complied with or the willful negligence or willful misconduct of Landlord, or Landlord's agents, contractors or employees.

     46. AFTER-HOURS USE. Tenant shall be entitled to make use of the
         ---------------
HVAC System beyond the Building Hours, at Tenant's sole cost and expense. During the first two (2) lease years of this Lease, Landlord's charge for overtime HVAC services shall be $45.00 per hour. Following the first two (2) lease years, Tenant shall pay Landlord's then established charge therefor. In no event shall the Tenant pay less than the sum indicated above per hour for such aforesaid overtime use.

     47.  RENEWAL OPTION. Tenant is hereby granted one option to renew
          --------------
this Lease for one period upon the following terms and conditions:

     (A) At the time of the exercise of the option to renew and at the time of said renewal, the Tenant shall not be in default in accordance with the terms and provisions of this Lease, and shall be in possession of the Premises pursuant to this Lease.

     (B) Notice of the exercise of the option shall be sent to the Landlord in writing at least six (6) months before the expiration of the immediately preceding term.

     (C) The renewal term shall be for a period of three (3) years to commence at the expiration of the immediately preceding term, and all of the terms and conditions of this Lease, other than the basic rent, shall apply during any such renewal term.

     (D) Subject to the last sentence of this paragraph, the annual basic rent to be paid during the renewal term shall equal the fair marker rental value of the Premises if the same were available for lease to the public. If the parties are unable to agree on the fair marker rental value of the Premises, the parties shall each appoint one appraiser who shall in turn appoint a third independent appraiser and the determination of said three appraisers shall be binding on the parties. In no event, however, shall the annual basic rent payable by Tenant during the renewal period be less than the annual non-discounted annual basic rent paid by Tenant during the immediately preceding term.

     48.  SIGNS. Tenant may use as many listings on the interior building
          -----
directory as Tenant reasonably requires. Further, Tenant may have its name and/or logo, at its expense, affixed to any exterior monument sign, if one is provided by Landlord, in such form, size, style and location as shall be approved by the Landlord, which approval shall not be unreasonably withheld.

     49.  SUBMISSION NOT BINDING. Submission by the Landlord of the within
          ----------------------
Lease for execution by the Tenant shall confer no rights nor impose any obligations on either party, unless and until both the Landlord and Tenant shall have executed this Lease and duplicate originals thereof shall have been delivered to the respective parties.

          IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

                                          HOCROFT ASSOCIATES, LANDLORD
Attest:                                   By: S/K Hocroft Corp., General Partner



/s/ Mark Schenkman                        By: /s/ Eugene Schenkman
-------------------------------              ----------------------------------
Mark Schenkman. Asst. Sec'y                  Eugene Schenkman, Vice President


Attest:                                   DSET CORPORATION, TENANT


/s/ Diane F. Romano                       By:/s/ Alex Kuo
-------------------------------              ---------------------------------
                                             EXECUTIVE VICE PRESIDENT

                              HOCROFT ASSOCIATES
                               981 US Highway 22
                                  PO Box 6872
                             Bridgewater, NJ 08807

Tel. (908) 725-8100                                           Fax (908) 725-7127



                                August 16, 1996



Mr. Jeffrey Schneider
DSET Corporation
l0ll US Highway 22
Suite 100
Bridgewater NJ 08807


RE:  Lease dated November 20, 1995 between
     Hocroft Associates and DSET Corporation
     1011 US Highway 22
     Bridgewater, New Jersey

Dear Jeff:

Pursuant to our telephone conversation, Article 46 of the above-captioned Lease is hereby amended to reduce the HVAC after hours charge to $35 per hour from $45 per hour charge set forth in the Lease, commencing August 1, 1996 and expiring December 14, 1997.

All other terms and conditions of the Lease remain in full force and effect.


                              Very truly yours,
                              HOCROFT ASSOCIATES
                              By: S/K Hocroft Corp., General Partner


                               By: /s/ Jeffrey Persky
                                  -----------------------------
                                       Jeffrey Persky


JP/ms

          LEASE, made the 20th day of November, 1995, between HOCROFT ASSOCIATES (hereinafter referred to as "Landlord"), whose mailing address is P.O. Box 6872, 981 Route 22, Bridgewater, New Jersey, and DSET CORPORATION, a New Jersey corporation, hereinafter referred to as "Tenant") having an office at 1011 Route 22, Bridgewater, New Jersey 08807.

                             W I T N E S S E T H:

          For and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Landlord and Tenant agree as follows;

     1. DESCRIPTION. Landlord hereby leases to Tenant, and Tenant hereby hires
        -----------
from Landlord, space on the 1st and second floors (hereinafter called "Demised Premises" or "Premises") which includes an allocable share of the common facilities, as shown on the plan or plans, initialed by the parties hereto, marked "Exhibit A-1" attached hereto and made part of this Lease in the building located at 1011 Route 22, Bridgewater, New Jersey (hereinafter called the "Building") which is situated on that certain parcel of land (hereinafter called "Office Building Area") as described on "Exhibit A-2" attached hereto and made part of this lease, together with the right to use in common with other tenants of the Building, their invitees, customers and employees, those public areas of the common facilities as hereinafter defined. For the purposes of this Lease, the rentable square footage of the Demised Premises shall be deemed to be 15,857.

     2. TERM IMPROVEMENTS. (A) The term of this lease shall be as follows:
        -----------------

     (a) Space A: for the demise of 5,763 square feet on the second floor, the lease term shall be for the period beginning December 15, 1995 and terminating at Midnight, May 31, 1999;

     (b) Space B: for the demise of 7,420 square feet on the first floor, the lease term shall be for the period beginning March 1, 1996 and terminating at Midnight, May 31, 1999; and

     (c) Space C: for the demise of 2,674 square feet on the first floor, the lease term shall be for the period beginning September 1, 1996, and terminating at Midnight on May 31, 1999.

Promptly following possession of the Premises, a memorandum in the form of Exhibit "G" will be signed by Tenant.

          (B) If Landlord shall be unable to give possession of the Premises on the Commencement Date because the Premises have not been sufficiently completed to make the Premises ready for occupancy or because of any other reason whatsoever, Landlord shall not be subject to any liability for such failure. Under such circumstances, the rent reserved and covenanted to be paid herein shall not commence until the possession of the Premises is given (provided Tenant is not responsible for inability to obtain possession). No such failure to give possession on the Commencement Date shall in any wise affect the validity of this Lease or the

     31.  LATE CHARGE.  Anything in this Lease to the contrary notwithstanding,
          -----------
at Landlord's option, Tenant shall pay a "Late Charge" of five (5%) percent of any installment of rent or additional rent paid more than five (5) days after the due date thereof, to cover the extra expense involved in handling delinquent payments.

     32.  NO OTHER REPRESENTATIONS.  No representations or promises shall be
          ------------------------
binding on the parties hereto except those representations and promises contained herein or in some future writing signed by the party making such representation(s) or promise(s).

     33.  QUIET ENJOYMENT.  Landlord covenants that if, and so long as, Tenant
          ---------------
pays the rent, and any additional rent as herein provided, and performs the covenants hereof, Landlord shall do nothing to affect Tenant's right to peaceably and quietly have, hold and enjoy the Premises for the term herein mentioned subject to the provisions of this Lease.

     34.  TENANT'S INSURANCE.  Tenant covenants to provide on or before the
          ------------------
Commencement Date a comprehensive policy of general liability insurance, with contractual liability endorsements, naming the Landlord as an additional named insured, insuring Tenant and Landlord against any liability commonly insured against and occasioned by accident resulting from any act or omission on or about the Premises and any appurtenances thereto. Such policy is to be written by an insurance company qualified to do business in the State of New Jersey reasonably satisfactory to Landlord. The policy shall be with limits not less than two million and no/100 ($2,000,000.00) dollars in respect of any one person, in respect of any one accident, and in respect of property damage. Said limits shall be subject to periodic review and Landlord reserves the right to increase said coverage limits, if in the reasonable opinion of Landlord, said coverage becomes inadequate and is less than that commonly maintained by tenants in similar buildings in the area by tenants making similar uses. At least fifteen (15) days prior to the expiration or termination of any policy, the Tenant shall deliver a renewal or replacement policy with proof of the payment of the premium therefor.

     35.  PARAGRAPH HEADINGS.  The paragraph headings in this Lease and position
          ------------------
of its provisions are intended for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

     36.  APPLICABILITY TO HEIRS AND ASSIGNS.  The provisions of this Lease
          ----------------------------------
shall apply to, bind and inure to the benefit of Landlord and Tenant, and their respective heirs, successors, legal representatives and assigns. It is understood that the term "Landlord" as used in this Lease means only the owner, a mortgagee in possession or a term lessee of the Building, so that in the event of any sale of the Building or of any lease thereof, or if a mortgagee shall take possession of the Premises, the Landlord named herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, the term lessee of the Building, or the

                              HOCROFT ASSOCIATES
                               981 US Highway 22
                                  P.0. Box 6872
                             Bridgewater, NJ 08807

Tel. (908) 725-8100                                       Fax (908) 725-7127


                                 April 8, 1997



Mr. Paul Lipari
DSET Corporation
1011 Route 22
Bridgewater, NJ 08807


Re:  Additional space at lOll Route 22 3rd floor

Dear Paul:

Thank you for your prompt return of the signed First Lease Amendment. Enclosed please find two fully executed copies for your files.

                               Cordially yours,

                               HOCROFT ASSOCIATES
                               By: S/K Hocroft Corp., General Partner

                               By: /s/ Jeffrey Persky
                                  -----------------------------
                                       Jeffrey Persky


JP:ep
Enclosures

                             FIRST LEASE AMENDMENT
                             ---------------------


     THIS AMENDMENT is made and entered into this 7 day of April, 1997, by and between


     HOCROFT ASSOCIATES, whose address is 981 Route 22, P.O. Box 6872, Bridgewater, New Jersey 08807 (the "Landlord"),

                                      and

     DSET CORPORATION, whose address is 1011 Route 22, Bridgewater, New Jersey 08807, (the "Tenant").


                             W I T N E S S E T H:


     WHEREAS, the parties hereto entered into a Lease dated November 20, 1995 (the "Lease") for 15,857 rentable square feet of office space on the 1st and 2nd floors of the building located at 1011 Route 22, Bridgewater, New Jersey 08807 (the "Premises"), and

     WHEREAS, Tenant now desires to lease an additional 3,898 rentable square feet of office space on the 3rd floor of the building at 1011 Route 22, Bridgewater, New Jersey 08807 ("Additional Space"), as is shown on "Exhibit A-lA" annexed hereto.

     NOW, THEREFORE, in consideration of the Lease, the parties hereto covenant and agree that the Lease is amended as follows:

          1. The total square footage of the Premises under the Lease is increased by 3,898 square feet for a total of 19,755 square feet.

          2. The Tenant's Proportionate Share of the rentable area, as defined in Article 42A, shall be increased by 7.08% to 35.88%.

          3. The Lease Term as set forth in the Lease dated November 20, 1995 is hereby confirmed to provide that the Lease Term for the original space shall terminate on May 31, 1999 and the Term for the Additional Space shall commence on May 15, 1997 and terminate on May 31, 1999.

          4. The Tenant shall pay to the Landlord during the Additional Space Term additional Basic Rent for the Additional Space, as follows:

           (a) During the lease term, $131,313.87 payable in equal monthly installments of $5,359.75, except for the period May 15-31, 1997 which shall be $2,679.88 payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The Basic Rent for the Additional Space, shall be payable in advance as of the first day of each calendar month, as noted herein, and in accordance with the provisions of the Lease herein set forth.

          5. Parking Spaces as noted in Article 37 shall be increased by 15 spaces for a total of 95 parking spaces.

          6. Tenant acknowledges that it accepts the Additional Space in its "as is" condition.

     All of the remaining terms and conditions of the Lease shall remain in full force and effect as if more particularly set forth herein unaffected or restricted by any other provisions of this First Lease Amendment.

     IN WITNESS HEREOF, the parties have hereunto set their hands and seals the day and year first above written.

                               HOCROFT ASSOCIATES, Landlord
                               By S/K Hocroft Corp., General Partner

Witness:


___________________            By:/s/ Eugene Schenkman
                                  ------------------------------------
                                   Eugene Schenkman, Vice President



                               DSET CORPORATION, Tenant

Attest.



___________________            By:/s/ Paul Lipari
                                  ------------------------------------